Exhibit 2.1

                                AMENDMENT NO. 1
                                ---------------

            AMENDMENT No. 1 (this "Amendment"), dated October 25, 2002, to the Agreement and Plan of Merger and Contribution, dated as of June 16, 2002 (the "Merger Agreement"), by and among Dreyer's Grand Ice Cream, Inc. ("Dreyer's"), New December, Inc. ("New Dreyer's"), December Merger Sub, Inc. ("Merger Sub"), Nestle Holdings, Inc. ("Nestle") and NICC Holdings, Inc. ("Contributing Sub"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

            WHEREAS, Dreyer's, New Dreyer's, Merger Sub, Nestle and Contributing Sub (together, the "Parties") have heretofore executed and entered into the Merger Agreement;

            WHEREAS, pursuant to Section 11.8 of the Merger Agreement, the Parties may amend the Merger Agreement by a written instrument executed by each of them; and

            WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Parties have been in all respects duly authorized by the Parties;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

            1. Section 2.7 of the Merger Agreement is hereby amended by replacing "Dreyer's Grand Ice Cream, Inc." with "Dreyer's Grand Ice Cream Holdings, Inc." in the first sentence thereof and references to "Dreyer's Grand Ice Cream, Inc." in the Form of Governance Agreement set forth as Exhibit D to the Merger Agreement (other than in the first recital of such Governance Agreement) are hereby conformed to read "Dreyer's Grand Ice Cream Holdings, Inc.".

            2. Except as expressly set forth herein, this Amendment to the Merger Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

            3. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            4. Section 11.2 of the Merger Agreement ( "Governing Law; Jurisdiction and Forum; and Waiver of Jury Trial") is made a part of and applicable to this Amendment as fully and with such effect as if such section were repeated here in its entirety with reference to this Amendment.

                                                                     Exhibit 2.1

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.



                                     DREYER'S GRAND ICE CREAM, INC.

                                     By: /s/ T. Gary Rogers
                                         ---------------------------------------

                                         Name:  T.Gary Rogers

                                         Title: Chief Executive Officer





                                     NEW DECEMBER, INC.

                                     By: /s/ Timothy F. Kahn
                                         ---------------------------------------

                                        Name:  Timothy F. Kahn

                                        Title: President





                                     DECEMBER MERGER SUB, INC.

                                     By: /s/ Timothy F. Kahn
                                         ---------------------------------------

                                         Name:  Timothy F. Kahn

                                         Title: President

                                     NESTLE HOLDINGS, INC.

                                     By: /s/ Kristin Adrian
                                         ---------------------------------------

                                         Name:  Kristin Adrian

                                         Title: Senior Vice President, General
                                                Counsel





                                     NICC HOLDINGS, INC.

                                     By: /s/ Kristin Adrian
                                         ---------------------------------------

                                         Name:  Kristin Adrian

                                         Title: Senior Vice President, General
                                                Counsel